SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 11, 2002

(Date of earliest event reported)

MetLife, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15787	13-4075851

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, New York, New York 10010-3690

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 578-2211

Item 7. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

           99.1 Press Release of MetLife, Inc., dated December 11, 2002.

Item 9. Regulation FD Disclosure.

     On December 11, 2002, MetLife, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The text of this press release is furnished and not filed pursuant to Regulation FD.

     The following materials, which are furnished and not filed, pursuant to Regulation FD, will be used on December 11, 2002 at the Metlife, Inc. Investor Day and may be used by MetLife, Inc. in various other presentations to investors:

Safe Harbor Statement These materials contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of MetLife, Inc. and its subsidiaries (collectively, the "company"), as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) MetLife, Inc.'s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the Company's products or services; (ix) downgrades in the Company's or its affiliates' claims paying ability, financial strength or debt ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the Company's products and establishing the liabilities for the Company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; and (xiv) other risks and uncertainties described from time to time in MetLife, Inc.'s filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The Company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Explanatory Note on Financial Information The historical and forward-looking financial information presented at this conference and contained in the written materials provided include performance measures which are based on methodologies other than Generally Accepted Accounting Principles ("GAAP"), such as operating earnings. The Company believes such operating information aids in the analysis of its results of operations and uses these measures in managing its business and evaluating its results. A reconciliation of GAAP net income to operating earnings for the historical periods presented is included in these materials and is disclosed in the Company's Quarterly Financial Supplements and its reports on file with the Securities and Exchange Commission. These Supplements and filings may be accessed through the Company's Website (www.metlife.com).

Reconciliation of Net Income to Operating Earnings Net income 1,044 $ 769 $ 363 $ 953 $ 617 Investment (gains) / losses 362 261 246 236 23 Demutualization costs - - 170 170 225 Payments to former Canadian policyholders - - 327 327 - Surplus tax - - 31 (145) 125 Operating earnings $1,406 $1,030 $1,137 $1,541 $ 990 3Q02 3Q01 YTD YTD 2001 2000 1999 ($Millions) 1999 Operating earnings includes $317 million in costs primarily related to the settlement of a multidistrict litigation proceeding involving alleged improper sales practices, accruals for sales practices claims not covered by the settlement and other legal costs. 2001 Operating earnings includes $208 million in after-tax costs related to the September 11 tragedies, $404 million in after-tax costs related to business realignment initiatives and the establishment of a policyholder liability for New England Financial and $159 million in after-tax costs associated with the anticipated resolution of race-conscious underwriting claims. 3Q01 YTD Operating earnings includes the aforementioned losses from the September 11 tragedies.

Strategic Overview

Build financial freedom for everyone Corporate Vision

Demand Drivers Demographics Financial insecurity Retirement planning needs Volatile markets Impact of September 11th

What Do We Offer The Market? Trusted, well-recognized brands Leading market positions Competitive products Diversified distribution Strong financial ratings

What Do We Offer Investors? Strong earnings growth Diversified earnings stream Capital flexibility Improving return on equity Improving productivity

Pie Chart represents percentage contribution to 9/30/02 YTD operating earnings, excluding the Corporate & Other segment. Diversified Earnings 1st Qtr Traditional Life 322 VL/UL 101 Group Life 226 Annuities 134 Retirement & Savings 352 Non-Medical Health 141 Auto & Home 114 Reinsurance 64 International 56 Other 46 Savings: 31% Annuities Retirement & Savings Other Diversified: 27% Non-Medical Health Auto & Home Reinsurance International Other

Key IPO Promises 15% operating EPS growth 11.5% operating ROE by 2002 Aggressive expense management Auto & Home acquisition integration Double-digit growth in Non-Medical Health Capital efficiency & deployment

Environment S&P 500 decline of approximately 40% since IPO Challenging credit environment Extended period of declining interest rates

Results Since IPO Operating earnings per share growth 2000 EPS: 18% growth 2001 EPS: 12% growth 2002E EPS: 13% - 16% growth 2002E operating ROE approximately 12.5% U.S. operating earnings per non-sales employee: 3-year CAGR of 14% Auto & Home to deliver $155+ million in operating earnings in 2002 Non-Medical Health & Other operating earnings: 3-year CAGR of 18% Nearly 87 million shares repurchased Note: 2001 EPS growth excludes losses from September 11 tragedies, business realignment costs, costs associated with establishment of a policyholder liability for New England Financial and costs associated with the anticipated resolution of race-conscious underwriting claims. 2002E EPS growth excludes benefit from elimination of amortization of goodwill.

2003 Financial Targets 2003 operating EPS: $2.80 - $2.90, up 10% - 15% 2003 operating ROE: 12.5% - 13.0%

Summary Diversification drives earnings growth Seize opportunities of "flight to quality" Continued disciplined expense management Execute corporate strategies

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Financial Review

Agenda Historical Performance and Fourth Quarter 2002 Expectations Revenue Growth Capital Position Economic Capital 2003 - 2005 Goals & Assumptions

1999* 2000 2001* 3Q01YTD* 3Q02YTD Adjusted Operating Earnings 1307 1541 1677 1238 1424 CAGR 13.3% 15.0% ROE 10.5% 11.3% 9.5% Operating Income & ROE ($Millions) 10.8% 12.9% * 1999 excludes $317 million in costs primarily related to the settlement of alleged improper sales practices and other legal costs. * 2001 and 3Q01YTD exclude losses from September 11 tragedies, business realignment costs, costs associated with establishment of a policyholder liability for New England Financial and costs associated with the anticipated resolution of race-conscious underwriting claims. Note: 3Q01YTD and 3Q02YTD operating ROE's are on an annualized basis.

Full Year and Fourth Quarter 2002 Expectations Operating EPS of $0.60 to $0.67 in 4Q02 Operating earnings of $421 million to $461 million in 4Q02 Full year operating EPS of $2.52 to $2.59 Full year operating earnings of $1,845 to $1,885 million 2002E operating ROE of approximately 12.5%

2002 Assumptions From Last Year's Investor Day Equity market appreciation of 8% annually Interest rates flat through mid-year 2002, then gradually rising as economy recovers Flattening yield curve Approximately $600 million annual stock repurchase GDP growth of 3% annually

2002 Performance Environment S&P 500 down about 20% Several interest rate cuts Somewhat flattening yield curve $471 million in stock repurchases GDP growing about 2% - 3% in 2002 Difficult credit environment coupled with multiple investment grade defaults / bankruptcies Rating Agencies' outlook changing

2002 Scorecard 15% operating EPS growth 11.5% operating ROE by 2002 Headcount reductions Effective capital management 13% - 16%* Approximately 12.5% YTD through 9/30/02, U.S. non-sales staff down 4.2% Maintain strong ratings Repurchased 15.2 million shares in 2002 Debt issuance of $1.25 billion in Nov. '01 and $1.0 billion in Dec. '02 Expect affiliate restacking, part II by year-end 2002 * Operating EPS growth excludes $0.05 benefit from elimination of goodwill amortization. Including this benefit, 2002 operating EPS growth would be 15% - 18%.

Agenda Historical Performance and Fourth Quarter Expectations Revenue Growth Capital Position Economic Capital 2003 - 2005 Goals & Assumptions

2002E Closed Block 2.6 Investment Income 8.5 Premiums 11.3 Fees 1.6 Other 1.1 GAAP Operating Revenues * Represents percentage contribution to September 30, 2002 YTD operating revenues of $25.0 billion.

1999 2000 2001 3Q01YTD 3Q02YTD Premiums 12088 16317 17212 12634 13858 Fees 1433 1820 1889 1413 1558 Other Revs 2154 2145 1475 1098 1076 Total 14724 19757 20576 15145 16492 8.9% CAGR 18.2% Premiums, Fees & Other Revenues Note: Premiums, fees and other revenues are adjusted for divestitures. ($Millions)

Operating Revenues 1999 2000 2001 3Q01YTD 3Q02YTD Premiums 12088 16317 17212 12634 13858 Fees 1433 1820 1889 1413 1558 Inv. Income 9816 11768 11380 8497 8489 Other Revs 2154 2145 1475 1098 1076 Total 24288 31510 31988 23674 24981 CAGR 14.8% 5.5% Note: Operating revenues is adjusted for divestitures, excludes investment gains/losses and includes investment income from real estate classified as discontinued operations under FAS 144. ($Millions)

Agenda Historical Performance and Fourth Quarter Expectations Revenue Growth Capital Position Economic Capital 2003 - 2005 Goals & Assumptions

Guiding Principles Maintain capital flexibility Support strong ratings Efficient capital management Enhance long-term shareholder value

Uses of Capital Flexibility To support strong AA ratings Invest in our businesses Accretive and strategic acquisitions Hidalgo - Mexico's #1 life insurer MetLife Chile - Chile's #5 life insurer Active stock repurchase program $2.4 billion spent from IPO through September 30, 2002 Repurchased approximately 87 million shares Future repurchases dependent upon improved economic conditions, including credit and equity markets Will not exceed $500 million in 2003

Transition to Economic Capital Provides better measure of the deployment of and returns on capital Appropriate for product level analysis Accurately reflects risk diversification Better measure of risk

Capital Position Agenda Capital Background Current Ratings Capital Flexibility Recent Debt Issuance Capital Drivers for 2003

Capital Background Economic environment Credit impairments have impacted Statutory earnings and surplus Prospects for improving economic conditions slow to materialize Rating agencies require more capital to maintain AA ratings, especially in this economic environment Customers, producers and policyholders are looking for financial strength to support guarantees - more than ever

Current Ratings MLIC MetLife, Inc. Financial Strength Senior Debt Moody's* Aa2 A2 S&P AA A Fitch AA A A.M. Best A+ a+ * Ratings on negative outlook as of September 2002.

Capital Flexibility Statutory earnings Operating earnings $300 million to $400 million per quarter (excludes investment gains and losses) Unrealized gains on equity real estate Approximately $4 billion, post-2002 sale program Cash and short-term securities at holding company $1.9 billion at September 30, 2002 Debt capacity limited for AA-rated company

Risk Based Capital Enhancement RBC at December 31, 2001 225 % Codification - deferred taxes & goodwill 23 RBC as compared to non-N.Y. domiciled insurers 248% 2002 Management Actions: $500 million invested from MET to MLIC in October 11% $1 billion to be invested from MET to MLIC 22 % Real estate sales program 10% 2002 RBC Goal 275% - 285%

Recent Debt Issuance 10-Year 30-Year Issuer: MET MET Amount: $400 million $600 million Coupon: 5.375% 6.50% Maturity: 12/15/2012 12/15/2032

Capital Drivers for 2003 2003 Statutory earnings 2002E Statutory operating earnings of $1.3 billion to $1.4 billion Expect statutory operating earnings to total approximately 75% - 100% of GAAP operating earnings Credit outlook Impact of investment losses Share repurchases Dependent upon level of earnings and credit losses MLIC dividends to MetLife, Inc. Dependent upon capital level at MLIC

Agenda Historical Performance and Fourth Quarter Expectations Revenue Growth Capital Position Economic Capital 2003 - 2005 Goals & Assumptions

Economic Capital Allocation Why are we changing? Better, more rigorous model Used internally Enterprise view Stability

Scope of Risk Elements Interest rates Credit and markets Mortality Longevity Morbidity Casualty Sovereign risk Operational process risk

Regulatory Risk Based Capital Statutory accounting, not GAAP Asset-oriented approach Legal entity structure matters Diversification not fully recognized Has not been stable

Allocated Equity RBC-Based EC-Based Segment Individual $ 7,483 $ 6,404 Institutional 4,261 4,837 Auto and Home 1,251 1,071 International 1,930 1,158 Asset Management 100 223 Reinsurance 829 577 Unallocated Equity (891) 693 Total Equity $ 14,963 $ 14,963 Impact on Allocated Equity September 30, 2002

Allocated Equity RBC-Based EC-Based Segment Individual 10.6% 11.5% Institutional 22.5% 20.6% Auto and Home 12.2% 13.2% International 5.6% 6.3% Asset Management 9.3% 7.8% Reinsurance 10.3% 10.6% Impact on Operating ROE September 30, 2002 YTD Note: September 30, 2002 YTD operating ROE is on an annualized basis.

Agenda Historical Performance and Fourth Quarter Expectations Revenue Growth Capital Position Economic Capital 2003 - 2005 Goals & Assumptions

2003 - 2005 Goals Operating EPS growth of 10%-15% annually Operating ROE of 14%-15% by 2005

2003 - 2005 Assumptions Interest rate environment Interest rates stable, then gradually rising Yield curve gradually flattening as economy recovers S&P 500 in 850 - 950 range at year-end 2002 Equity market appreciation of 8% annually Effective annual tax rate approximately 33%

Drivers of 2003 Earnings Growth Premiums, fees & other revenues growth of 6%-8% Expense reductions of approximately $80 million after-tax Full year operating earnings from Hidalgo of approximately $80 million to $100 million, after-tax Increased pension and post-retirement benefit expenses of approximately $115 million, after-tax Options expense of approximately $16 million, after-tax Dilutive impact of conversion of mandatorily convertible securities in May 2003

Mandatorily Convertible Securities May 15, 2003: Each unit holder pays $50 per unit to MetLife For each unit held, holder receives 2.97 shares of common stock* Total cash proceeds to MetLife of $1.0 billion MetLife issues total of 59.8 million shares of common stock $1.0 billion debt instrument (remains after conversion of units) will be re-marketed on February 15, 2003 and will mature on May 15, 2005 Approximately $.02 - $.04 per share dilution for 2003 Incremental shares outstanding Partially offset by investment income on proceeds, and Lower interest expense on re-marketed securities versus 8% dividend payable on extinguished convertible security units * Number of shares may vary depending upon MET share price.

Details on MetLife's Pension & Post Retirement Benefit Costs 2003 increase vs. 2002 Approximately $115 million after-tax Approximately 50% to Individual Business Approximately 40% to Institutional Business Approximately 10% to Auto & Home Assumes the following: S&P 500 in 850 - 950 range at year-end 2002 Expected rate of return on plan assets reduced by 0.50% Discount rate reduced by 0.25% - 0.50% No change in allocation of plan assets

Operating EPS & ROE Goals 2000 2001* 2002E 2003E 2004E 2005E East 1.96 2.19 2.555 2.86 3.2 3.55 ROE 10.5% 11.3% 12.5% 14% - 15% * 2001 excludes losses from September 11 tragedies, business realignment costs, costs associated with establishment of a policyholder liability for New England Financial and costs associated with the anticipated resolution of race-conscious underwriting claims.

Historical Quarterly Operating EPS Pattern 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr 2000 0.48 0.48 0.49 0.51 2001 0.49 0.54 0.57 0.59 2002 0.61 0.65 0.69 * 2001 excludes losses from September 11 tragedies, business realignment costs, costs associated with establishment of a policyholder liability for New England Financial and costs associated with the anticipated resolution of race-conscious underwriting claims. 1Q 2Q 3Q 4Q * 2002 excludes costs associated with the resolution of a federal government investigation of GenAm's former Medicare business and the reduction of a previously established liability for settlement death benefits related to its sales practice class action settlement recorded in 1999.

2000 2001* 2002E 2002E 2003E Operating Earnings 1541 1677 1406 1406 0 Target 0 0 459 459 2117 ($Millions) $1,541 $1,677 $1,845 - $1,885 $2,050 - $2,150 Reported Operating Earnings Estimated Operating Earnings * 2001 excludes losses from September 11 tragedies, business realignment costs, costs associated with establishment of a policyholder liability for New England Financial and costs associated with the anticipated resolution of race-conscious underwriting claims. Total Company $1,845 - $1,885 Risk Based Capital Economic Capital

2000 2001* 2002E 2002E 2003E Operating Earnings 781 735 596 554 0 Target 0 0 172 158 710 Individual Business ($Millions) * 2001 excludes losses from September 11 tragedies, business realignment costs and costs associated with establishment of a policyholder liability for New England Financial. $781 $735 $760 - $775 $705 - $720 $695 - $725 Risk Based Capital Economic Capital Reported Operating Earnings Estimated Operating Earnings

2000 2001* 2002E 2002E 2003E Operating Earnings 610 828 719 749 0 Target 0 0 223 233 1050 $935 - $950 $828 $610 $975 - $990 ($Millions) * 2001 excludes losses from September 11 tragedies and business realignment costs. Institutional Business $1,030 - $1,070 Risk Based Capital Economic Capital Reported Operating Earnings Estimated Operating Earnings

2000 2001* 2002E 2002E 2003E Operating Earnings 43 58 114 107 0 Target 0 0 44 43 165 ($Millions) * 2001 excludes losses from September 11 tragedies and business realignment costs. $155 - $165 $58 $43 $145 - $155 Auto & Home $155 - $175 Risk Based Capital Economic Capital Reported Operating Earnings Estimated Operating Earnings

2000 2001 2002E 2002E 2003E Operating Earnings 25 32 56 37 0 Target 0 0 24 18 130 ($Millions) $75 - $85 $32 $25 $50 - $60 International $120 - $140 Risk Based Capital Economic Capital Reported Operating Earnings Estimated Operating Earnings

2000 2001* 2002E 2002E 2003E Operating Earnings 72 53 64 45 0 Target 0 0 24 19 66 ($Millions) * 2001 excludes losses from September 11 tragedies. $85 - $95 $53 $72 $60 - $70 Reinsurance $65 - $75 Risk Based Capital Economic Capital Reported Operating Earnings Estimated Operating Earnings

2000 2001 2002E 2002E 2003E Operating Earnings 34 11 7 12 0 Target 0 0 -4 -2 2 ($Millions) $0 - $5 $11 $34 $0 - $5 Asset Management Risk Based Capital Economic Capital $8 - $12 Reported Operating Earnings Estimated Operating Earnings

2000 2001 2002E 2002E 2003E Operating Earnings -25 -40 -150 -98 0 Target 0 0 -25 -12 -35 2000 2001* 2002E 2003E ($Millions) ($170 - $180) ($40) ($25) ($105 - $115) * 2001 excludes costs associated with the anticipated resolution of race-conscious underwriting claims. Corporate, Other & Eliminations Risk Based Capital Economic Capital 2002E ($20 - $50) Reported Operating Earnings Estimated Operating Earnings

2000 2001* 2002E 2002E 2003E Operating Earnings 1541 1677 1406 1406 0 Target 0 0 459 459 2117 ($Millions) $1,541 $1,677 $1,845 - $1,885 $2,050 - $2,150 Reported Operating Earnings Estimated Operating Earnings Total Company $1,845 - $1,885 Risk Based Capital Economic Capital * 2001 excludes losses from September 11 tragedies, business realignment costs, costs associated with establishment of a policyholder liability for New England Financial and costs associated with the anticipated resolution of race-conscious underwriting claims.

Summary Leading market positions Diversification of earnings streams Capital flexibility Disciplined approach to cost cutting Strong ratings Delivering Shareholder Value

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People, Responsibility & Brand... The Strength to Lead

people

2001 Bonus Awards Officer + 50% + 45% Management + 59% + 74% Non-Management + 65% + 87% 5/4 vs. 3 3 vs. 2/1 Individual Performance Counts

Senior Management: Top 300 Officers Base Salary 20% Compensation at Risk Annual Cash Bonus 28%

Senior Management: Top 300 Officers Base Salary 20% Compensation at Risk Variable 80%

Base Salary 15% Executive Group: Top 10 Officers Compensation at Risk Variable 85%

Stocking Up Annual Cash Bonus Base Salary Before $367,000 $611,000 Long Term Cash After $611,000

Stocking Up Annual Cash Bonus Base Salary Before $367,000 $611,000 Long Term Cash After

6% 4% 0% 5% 10% 15% 20% 25% 30% 35% YE 2000 YE 2001 2002 Annualized Rated 4/5 Involuntary Turnover Voluntary Turnover We're keeping our best performers and our low performers are gone 11% 7% Rated 3 Rated 1/2

The Best and the Brightest Pulling it all together 44% of new officers are external hires 89% came from financial services companies 56% of new officers are internal promotions Making the right moves 43 moves / expansions in 2002 8% more than 2001 Double the number of moves in 2000 responsibility

Integrity and Honesty Core Values People Count Partnership Innovation Financial Strength Personal Responsibility

Solid Foundation for Oversight Oversight at board level Coordinated compliance structure Business conduct program Voluntary IMSA membership brand

We Keep Asking, We Keep Listening Consumers told us Meaningful, believable, likable, optimistic Broadens perception of MetLife beyond life insurance Agents told us Focused positively on products and services The industry told us we're on to something right And independent research proves it Second highest awareness rating

Terrorism & War Economic Recession Financial Corruption NASDAQ Fear A Confluence Of Issues Has Rocked Our World Distrust Uncertainty

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Shampoo

Siblings

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Financial Planning "Eventually, they'll go off to college and you'll miss this."

Long Term Care "There is a remote possibility you won't stay young forever."

Retirement Planning "Human beings can go from 0 to 60 before you know it, too."

Estate Planning "Dreams are for passing on to your children. Not to the IRS."

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Gift

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Investments

Agenda Overview Asset Allocation Real Estate Investments International Investments Portfolio Performance Review

U.S. Government Securities $ 10 Structured Finance 44 Corporate Bonds Investment Grade 69 Below Investment Grade 10 Mortgage Loans 24 Total Fixed Income $ 157 Equities (Corporate & Real Estate) 9 Cash & Short-Term Investments 6 Other 4 Total Invested Assets * $ 176 General Account Invested Assets at September 30, 2002 ($Billions) * Excludes policy loans

Investments Guiding Principles Value oriented investor Asset / liability management Risk management a priority Diversified portfolio Diversified investment organization General account focus Operating income top priority Backstops corporate promise

Agenda Overview Asset Allocation Real Estate Investments International Investments Portfolio Performance Review

Asset Allocation Process Strategic Targets Portfolio Allocation

Deferred Annuities Group Pension Whole Life Auto & Home Long Term Care Group Life Disability Asset Allocation Process Term Life Close Outs Structured Settlements GICs Pension Par Immediate Annuities Many Liability Types

General Account Portfolio Management "GAPM" Partnership Between Investments, Lines of Business and Financial Management Asset Allocation Process

Asset Allocation Process Total Rate of Return Assets vs. Liabilities

Strategic Asset Allocation Considerations Asset Allocation Process Liability factors Asset factors Corporate factors

Liability factors Asset factors Corporate factors Cash flow characteristics Guaranteed / expected returns Optionality Strategic Asset Allocation Considerations Asset Allocation Process

Liability factors Asset factors Corporate factors Yields Risks Economic capital Diversification Strategic Asset Allocation Considerations Asset Allocation Process

Liability factors Asset factors Corporate factors Earnings Risk tolerance Economic capital Strategic Asset Allocation Considerations Asset Allocation Process

U.S. Government Securities 3% 4 % Structured Finance 11 33 Bonds Investment Grade 45 33 Below Investment Grade 10 9 Mortgage Loans 23 19 Equities (Corp & RE) & Other 8 2 Total Invested Assets 100% 100 % Portfolio A Asset Allocation Strategic Targets Asset Sector Portfolio B

U.S. Government Securities 3% 4% 5 % Structured Finance 11 33 28 Bonds Investment Grade 45 33 41 Below Investment Grade 10 9 5 Mortgage Loans 23 19 18 Equities (Corp & RE) & Other 8 2 3 Total Invested Assets 100% 100% 100 % Portfolio A Asset Allocation Strategic Targets Asset Sector Portfolio B Portfolio C

30 Yr P-T 15 Yr P-T CMO Seq CMO PAC CMO Z ABS CMBS 23.9 5.2 15 1.7 0 12.7 40.7 Asset Allocation Structured Finance Exposure 30 Yr P-T 15 Yr P-T CMO Seq CMO PAC CMO Z ABS CMBS 35.9 9.5 14.7 3.8 2.5 21.7 11.8 30 Year Pass-Throughs 15 Year Pass-Throughs Collateralized Mortgage Obligations - Sequentials Collateralized Mortgage Obligations - Planned Amortization Classes Collateralized Mortgage Obligations - Z-Bonds Asset Backed Securities Commercial Mortgage-Backed Securities Portfolio B Portfolio C

U.S. Government Securities 5% - 7% Structured Finance 17% - 25% Bonds Investment Grade 35% - 42% Below Investment Grade 7% - 9% Mortgage Loans 14% - 17% Total Fixed Income Equities (Corp & RE) & Other 7% - 10% Cash & Short Term Investments 2% - 4% Total Invested Assets Target Ranges Asset Allocation Strategic Targets Asset Sector

Asset Allocation Tactical Portfolio Allocation External Relative Value Sector Risks Market Conditions Internal Diversification Fundamental Analysis Asset / Liability Management Factors

Asset Allocation Portfolio Allocation U.S. Government Securities 6% 5% - 7% Structured Finance 25 17% - 25% Bonds Investment Grade 39 35% - 42% Below Investment Grade 6 7% - 9% Mortgage Loans 14 14% - 17% Total Fixed Income 90 % Equities (Corp & RE) & Other 7 7% - 10% Cash & Short Term Investments 3 2% - 4% Total Invested Assets 100 % Target Ranges Asset Sector 9/30/02 Actual

Asset Allocation Portfolio Allocation 1st Qtr Stocks 0.02 Cash 0.05 Other 0 Real Estate 0.17 Bonds 0.76 Real Estate 17% Bonds 76% Short-Term Securities, Cash & Other 5% Stocks 2%

1st Qtr Stocks 0.02 Cash 0.05 Other 0 Comm. Mortgages 0.11 Ag Mortgages 0.03 Equity Real Estate 0.03 Bonds 0.76 Asset Allocation Portfolio Allocation Real Estate Commercial Mortgages 11% Agricultural Mortgages 3% Equity Real Estate 3%

1st Qtr Stocks 0.02 Cash 0.05 Other 0 Comm. Mortgages 0.11 Ag Mortgages 0.03 Equity Real Estate 0.03 Bonds 0.51 Structured Finance 0.25 Asset Allocation Portfolio Allocation Structured Finance 25%

1st Qtr Stocks 0.02 Cash 0.05 Other 0 Comm. Mortgages 0.11 Ag Mortgages 0.03 Equity Real Estate 0.03 Bonds 0.51 MBS P-T 0.08 CMOs 0.08 CMBS 0.03 ABS 0.06 Asset Allocation Portfolio Allocation Structured Finance MBS Pass-Throughs 8% Collateralized Mortgage Obligations 8% Commercial MBS 3% Asset-Backed Securities 6%

1st Qtr Stocks 0.02 Cash 0.05 Other 0 Comm. Mortgages 0.11 Ag Mortgages 0.03 Equity Real Estate 0.03 Bonds 0.12 MBS P-T 0.08 CMOs 0.08 CMBS 0.03 ABS 0.06 Investment Grade Bonds 0.39 Asset Allocation Portfolio Allocation Investment Grade Bonds 39%

1st Qtr Stocks 0.02 Cash 0.05 Other 0 Comm. Mortgages 0.11 Ag Mortgages 0.03 Equity Real Estate 0.03 Bonds 0.12 MBS P-T 0.08 CMOs 0.08 CMBS 0.03 ABS 0.06 Public Corporate 0.18 Private Placements 0.04 Foreign Bonds 0.14 Project Finance/Other 0.03 Asset Allocation Portfolio Allocation Investment Grade Bonds Public Corporates 18% Private Placements 4% Foreign Bonds 14% Project Finance / Other 3%

1st Qtr Stocks 0.02 Cash 0.05 Other 0 Comm. Mortgages 0.11 Ag Mortgages 0.03 Equity Real Estate 0.03 Bonds 0.06 MBS P-T 0.08 CMOs 0.08 CMBS 0.03 ABS 0.06 Public Corporate 0.18 Private Placements 0.04 Foreign Bonds 0.14 Project Finance/Other 0.03 Below Investment Grade 0.06 Asset Allocation Portfolio Allocation Below Investment Grade Bonds 6%

1st Qtr Stocks 0.02 Cash 0.05 Other 0 Comm. Mortgages 0.11 Ag Mortgages 0.03 Equity Real Estate 0.03 Bonds 0.06 MBS P-T 0.08 CMOs 0.08 CMBS 0.03 ABS 0.06 Public Corporate 0.18 Private Placements 0.04 Foreign Bonds 0.14 Project Finance/Other 0.03 High Yield 0.02 Foreign 0.01 Bank Loans 0.01 Privates 0.01 Other 0.01 Asset Allocation Portfolio Allocation Below Investment Grade Bonds High Yield 2% Foreign Bonds 1% Bank Loans 1% Private Placements 1% Other 1%

1st Qtr Stocks 0.02 Cash 0.05 Other 0 Comm. Mortgages 0.11 Ag Mortgages 0.03 Equity Real Estate 0.03 U.S. Gov't Securities 0.06 MBS P-T 0.08 CMOs 0.08 CMBS 0.03 ABS 0.06 Public Corporate 0.18 Private Placements 0.04 Foreign Bonds 0.14 Project Finance/Other 0.03 High Yield 0.02 Foreign 0.01 Bank Loans 0.01 Privates 0.01 Other 0.01 Asset Allocation Portfolio Allocation U.S. Government Securities 6%

1st Qtr Stocks 0.02 Cash 0.05 Other 0 Comm. Mortgages 0.11 Ag Mortgages 0.03 Equity Real Estate 0.03 U.S. Gov't Securities 0.06 MBS P-T 0.08 CMOs 0.08 CMBS 0.03 ABS 0.06 Public Corporate 0.18 Private Placements 0.04 Foreign Bonds 0.14 Project Finance/Other 0.03 High Yield 0.02 Foreign 0.01 Bank Loans 0.01 Privates 0.01 Other 0.01 Asset Allocation Portfolio Allocation Real Estate Structured Finance Below Investment Grade Bonds Investment Grade Bonds U.S. Gov't Securities Stocks Short-Term Securities, Cash & Other

Conclusion Robust asset allocation process Appropriate allocation Significant diversification

Agenda Overview Asset Allocation Real Estate Investments International Investments Portfolio Performance Review

Real Estate Investments Commercial Mortgages Agricultural Loans Equity Real Estate

$146.4 Billion * Real Estate $29.5 Billion Commercial Mortgages: $18.7 Billion Agricultural Mortgages: $5.1 Billion Equity Real Estate: $5.7 Billion MetLife's Invested Assets GAAP Carrying Value at September 30, 2002 * Excludes policy loans

Real Estate Investments 115 Professionals 11 Field Offices HQ: Morristown, NJ Agricultural Department 54 Professionals 5 Field Offices HQ: Overland Park, KS Organization

Commercial Mortgages $18.7 billion carrying value at September 30, 2002 Approximately 1,400 loans Average size: $13 million, median: $5 million Fixed rate: 96%, floating rate: 4% Average remaining term: 6 years Annual production: $3 billion

Loan-to-Value Ratios 0% -75%: 90% 75% - 80%: 5% Over 80%: 5% By Structure First Mortgages: 99% Subordinated / Mezzanine: 1% Commercial Mortgages

Top Five Cities New York $1,381 D.C. $1,358 Atlanta $1,221 Chicago $1,070 Boston $1,002 Top Five Loans Sears Tower $525 Short Hills $269 One Financial Center $230 Perimeter Center $201 BP Plaza $189 Commercial Mortgages ($Millions)

Commercial Mortgages Delinquency rate at June 30, 2002 0.11% vs 0.27% ACLI * GAAP reserves: $133 million Market value exceeds book value by $2.5 billion * American Council of Life Insurers. GAAP reserves and market value vs. book value as of September 30, 2002.

Commercial Mortgages New Production Spread (bps) 230 247 217 BBB (10 Yr) 206 182 180 Overall Portfolio Yield 7.90% 8.25% 7.86% 2001 2000 3Q02 YTD

Agricultural Loans $5.1 billion carrying value at September 30, 2002 Approximately 6,200 loans Average size: $830,000 Fixed rate: 37%, rate reset: 63% Average remaining term: 10 years Annual production: $900 million

Agricultural Loans Loan-to-value ratios 0% - 50%: 40% 50% - 70%: 52% Over 70%: 8% Commodity type vs ACLI * Overweight annual crops & livestock Underweight agribusiness & timber * American Council of Life Insurers.

Agricultural Loans Delinquency rate at June 30, 2002 1.28% vs 2.13% ACLI * GAAP reserves: $5.8 million Market value exceeds book value by $374 million * American Council of Life Insurers, excluding MetLife's results. GAAP reserves and market value vs. book value as of September 30, 2002.

New Production Spread (bps) 295 281 266 BBB (10 Yr) 206 182 180 Overall Portfolio Yield 7.27% 7.53% 7.81% Agricultural Loans 2001 2000 3Q02 YTD

Equity Real Estate $5.7 billion carrying value at September 30, 2002 Approximately 160 properties Average size: $24 million, median: $14 million Wholly-owned: 94%, joint venture: 6%

Occupancy Rates MetLife Market Office 91% 84% Apartment 93% 94% Industrial 82% 89% Hotel 64% 64% Lease Rollover 2003 8% 2004 9% 2005 11% Equity Real Estate Source for September 30, 2002 market data: Torto-Wheaton (office & industrial) and Reis (apartment).

Top Five Cities New York $1,771 Los Angeles $444 Chicago $357 Houston $312 Dallas $275 Top Five Equities 200 Park Ave. $469 11 Madison Ave. $403 PCV / ST $357 One Madison Ave. $222 85 Broad St. $197 Equity Real Estate ($Millions)

3Q02 YTD 11.1% 15.0% 8.9% 2001 10.6% 14.0% 9.0% 2000 11.1% 15.5% 9.7% NOI * Equity Real Estate NII * Return on BV Return on MV NOI * * NII = Net Investment Income; NOI = Net Operating Income.

Equity Real Estate 2002 Sales Program Reason: seller's market and Statutory capital About 20 properties, major cities Estimated aggregate sale price: $1.8 billion GAAP and Statutory gain exceed $500 million 2003 operating income effect: neutral Closings: majority in 4Q02, balance in 1Q03

Real Estate & Agricultural Investments Well-diversified and underwritten Solid returns and portfolio diversification Continue to invest

Agenda Overview Asset Allocation Real Estate Investments International Investments Portfolio Performance Review

International Investments Background International Portfolios Risks / Benefits

Latin America - Santiago Europe - London Asia / Pacific - Hong Kong United States - Morristown Background Investment Offices

Representative Offices - China - Czech Republic Latin America - Argentina - Brazil - Chile - Mexico - Uruguay Europe - Poland - Portugal - Spain Asia / Pacific - Hong Kong - India - Indonesia - S. Korea - Taiwan Canada Background Insurance Operations

Non-U.S. Invested Assets of MetLife & Domestic Subsidiaries Domestic Operations Foreign Operations International Invested Assets of Overseas Insurance Companies = = Background Definitions

Non-Intl Intl Assets Cap Gds Commun Consumer Cyc Non-Cyc Energy Finl Transport Utility Non-Corp Cash & ST Oth Inv Assets US Tsy Agency ABS MBS P/T MBS CMO/CMBS Real Estate Ag Mtg RE Equity 145877 30055 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 17.9 0 0 United States $145.8 billion * International $30.1 billion MetLife's Invested Assets Market Value as of September 30, 2002 17% 83% * Excludes policy loans

Domestic Operations $23,280 77 % Foreign Operations 6,780 23 Total $30,060 100 % International Investment Portfolios Market Value as of September 30, 2002 ($Millions)

Europe $13,530 $ 710 $14,240 47 % Latin America 3,300 3,700 7,000 23 Canada 3,590 1,100 4,690 16 Asia 2,860 1,270 4,130 14 Total $23,280 $6,780 $30,060 100 % Domestic Operations Foreign Operations Total % International Investment Portfolios Market Value as of September 30, 2002 ($Millions)

U.K. $5,670 Canada $4,690 Mexico $3,630 Chile $1,510 Korea $1,230 Spain $1,100 Netherlands $990 Germany $920 Australia $890 France $850 International Investment Portfolios Top Ten Countries as of September 30, 2002 ($Millions)

Fixed Income Investment Grade $25,910 86 % Below Investment Grade 2,690 9 Total Fixed Income $28,600 95 % Corporate & Real Estate Equity 1,460 5 Total Portfolio $30,060 100 % International Investment Portfolios Market Value as of September 30, 2002 ($Millions)

IG Public Corp Int'l Privates BIG Public Corps Government BIG Emerg Mkt Equity Real Estate Project Fin Other 42 14 2 24 1 5 4 2 6 Investment Grade Public Corporates 42% International Privates 14% Below Investment Grade Public Corporates 2% Government Securities 24% Below Investment Grade Emerging Market 1% Equity 5% Real Estate 4% Project Finance 2% Other 6% International Investment Portfolios Market Value as of September 30, 2002

Risks Political & economic Currency Market & liquidity Benefits Portfolio diversification Growth opportunities Higher operating income Risks / Benefits

Summary Meaningful portion of MetLife's assets Substantial diversification outside U.S. economy Opportunities in higher growth markets Integrated approach to managing foreign assets

Agenda Overview Asset Allocation Real Estate Investments International Investments Portfolio Performance Review

Portfolio Performance Review What We Measure Total Invested Assets Net Investment Income Yields Investment Expenses Net Realized Gains / Losses Portfolio Quality Mix Sector Yields Fixed Income TROR Gross Unrealized Gains / Losses Sector Allocation Net Unrealized Gains / Losses Gross Realized Gains / Losses Sector TROR

Portfolio Performance Review
Who We Measure

AEGON
Hancock
Lincoln National
Lehman Brothers
UBS
Allianz
American Express
Vanguard
AIG
First Union
HSBC
Deutsche Bank
J.P. Morgan Chase
Associates
BankAmerica
MetLife
Cigna
ING
Goldman Sachs
Morgan Stanley Dean Witter
Mass Mutual
Chubb
AXA
CitiGroup
PIMCO
The Hartford
CALPERS
Travelers
Prudential
CSFB DLJ
Merrill Lynch
Salomon Smith Barney
Allstate
Fidelity

Portfolio Performance Review Performance vs. Market Indices Performance vs. Peers

MetLife 9.22% 9.24% 7.85 % Lehman Aggregate Index 8.55 8.44 7.43 Net 0.67% 0.80% 0.42% 9-ME 9/30/02 1-YE 12/31/01 Annualized 5-YE 12/31/01 Total Rate of Return Fixed Income Portfolio

A & Above 47% 56 % BBB 41 29 Total Investment Grade 88% 85 % BB 8 7 B & Below 4 8 Total Below Investment Grade 12% 15 % Total Corporate Bonds 100% 100 % Market Corporate Bond Portfolio Quality Breakdown at September 30, 2002 MetLife * Lehman U.S. Credit Bond Index and U.S. Corporate High Yield Index, combined. *

MetLife 8.93% 11.03% 7.33 % Lehman U.S. Credit Index 7.23 10.40 7.22 Net 1.70% 0.63% 0.11 % Total Rate of Return Investment Grade Public Corporate Bonds 9-ME 9/30/02 1-YE 12/31/01 Annualized 5-YE 12/31/01

MetLife -7.39% 12.12% 7.00 % Lehman High Yield Index -7.63 5.28 2.17 Net 0.24% 6.84% 4.83 % Total Rate of Return High Yield Corporate Bonds 9-ME 9/30/02 1-YE 12/31/01 Annualized 5-YE 12/31/01

MetLife -1.78% 12.53% 9.00 % Lehman EM Index -0.82 1.43 7.27 Net -0.96% 11.10% 1.73 % Total Rate of Return Emerging Market Bonds 9-ME 9/30/02 1-YE 12/31/01 Annualized 5-YE 12/31/01

General Account Invested Assets MetLife vs. Peers at September 30, 2002 East 297080 183470 175932 90319 62623.8 51534 39063.4 39060 38716 MetLife Note: Peer group composed of AIG, AXA, ALL, CI, HIG, JHF, LNC and PRU. ($Millions)

East 0.077 0.073 0.0706 0.0697 0.0675 0.0637 0.0611 0.0568 0.0508 Net Investment Income Yields MetLife vs. Peers - September 30, 2002 YTD MetLife Note: Peer group composed of AIG, AXA, ALL, CI, HIG, JHF, LNC and PRU.

Fixed Maturities 72% 75% 61% - 92% Mortgages 15% 12% 1% - 27% Real Estate 4% 1% 0% - 4% Equity & Other 4% 8% 2% - 13% Short-Term & Cash 5% 4% 0% - 11% Total 100% 100% Portfolio Allocation MetLife vs. Peers - Asset Sectors At December 31, 2001 MetLife Range Peer Avg Note: Peer group composed of AIG, AXA, ALL, CI, HIG, JHF, LNC, Massachusetts Mutual, PRU and Travelers.

Governments 8% 5% 1% - 12% ABS / MBS 30% 19% 11% - 30% Corporates 58% 64% 41% - 84% Municipals 1% 9% 0% - 30% Other 3% 3% 0% - 13% Total 100% 100% Portfolio Allocation MetLife vs. Peers - Fixed Maturity Sector At December 31, 2001 MetLife Range Peer Avg Note: Peer group composed of AIG, AXA, ALL, CI, HIG, JHF, LNC, Massachusetts Mutual, PRU and Travelers.

% of Total Invested Assets MetLife Net Realized Losses MetLife vs. Peers - September 30, 2002 YTD Note: Peer group composed of AIG, AXA, ALL, CI, HIG, JHF, LNC and PRU.

MetLife Net Unrealized Gains on Fixed Maturities MetLife vs. Peers at September 30, 2002 % of Total Fixed Maturities - Market Value Note: Peer group composed of AIG, AXA, ALL, CI, HIG, JHF, LNC and PRU.

Investment Review Summary Difficult economic environment Volatile investment markets Robust asset / liability management process High quality and well-diversified portfolio

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International

Agenda Strategy Overview Drivers Mexico South Korea Chile India Update Challenges Financial Review & Goals for 2003 - 2005

Strategy Overview Significant emerging markets Focus on core business Seed - start operations in new markets Feed - develop existing operations Weed - evaluate operations and lines of business for potential divestiture / closure

Representative Offices - China (1995) - Czech Republic (2001) Latin America - Argentina (1994) - Brazil (1998) - Chile (2001) - Mexico (1992) - Uruguay (1998) Europe - Poland (1999) - Portugal (1992) - Spain (1988) Asia / Pacific - Hong Kong (1995) - India (2001) - Indonesia (1998) - S. Korea (1989) - Taiwan (1989) International Operations Today

Drivers 70% - 80% of operating revenues and operating earnings come from: Mexico South Korea Chile Note: Based on September 30, 2002 YTD results.

Driver #1 - Mexico Creating #1 life insurer in Mexico New senior management team in place Ongoing business proceeding well "MetLife Mexico" Expense reductions ahead of plan Merger and integration will be completed by June 30, 2003 Mexico City

6/30/03 Target Achieved through 11/30/02 % of Target Driver #1 - Mexico Integration Expense Reductions Headcount reductions 342 221 65% Annual compensation savings $ 21 $ 17 81% Other expense savings* $ 9 $ 6 67% Total expense savings* $ 30 $ 23 77% ($Millions) * Annualized run-rate

Driver #2 - South Korea Significant organic growth Agency program Traditional and professional agents Focus on professional agents 1,730 agents today Diversifying distribution #12 Life insurance market share Seoul

Driver #3 - Chile "MetLife Chile" brand successfully launched New life products launched #1 Annuity market share #4 Combined life & annuity market share Santiago CHILE

India Update License: August 2001 First sale: January 2002 700 full-time professional agents Multi-channel distribution Bancassurance Corporate agents Delhi Mumbai (Bombay) Chennai (Madras) Kochi (Cochin) Bangalore Kolkata (Calcutta) Hyderabad

Challenges Argentina & Uruguay Negative effects behind us Operation rationalized -- wait and see strategy Brazil Small investment No significant adverse effect Taiwan Difficult economic conditions Reduced sales / agency restructuring

International Key Metrics Operating revenues September 2001 YTD: $810 million September 2002 YTD: $1,419 million, up 75% Operating earnings September 2001 YTD: $40 million September 2002 YTD: $56 million, up 40%

2000 2001 2002E 2002E 2003E Operating Earnings 25 32 56 37 0 Target 0 0 24 18 130 ($Millions) $75 - $85 $32 $25 $50 - $60 International $120 - $140 Risk Based Capital Economic Capital Reported Operating Earnings Estimated Operating Earnings

2003E Operating Earnings Improvement 2002 Estimate $50 - $60 Hidalgo: full year earnings vs. half year 52 - 60 Organic earnings growth 23 - 30 Investment in start-ups (5 - 10) 2003 Estimate $120 - $140 ($Millions, economic capital basis)

International's Goals: 2003 - 2005 Grow operating revenues 15% - 20% annually Grow operating earnings 30% - 40% annually Attain leadership in 3 or 4 countries Contribute 7% - 9% of MetLife's operating revenues and operating earnings by 2005

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Auto & Home

$155 million MetLife Auto & Home Operating Earnings

MetLife Auto & Home 2002 Operating Earnings Improvement Pricing $90 - $105 $97 Weather $30 - $40 $45 - $55 Underwriting $17 - $22 $24 N.Y. Assigned Risk ($30) - ($40) ($30) Excess Severity - ($28) Investment Income - ($8) 2002 Improvement $100+ $100+ From 2001 Investor Day Current Expectations ($Millions after-tax)

St. Paul Integration Completed according to plan 1 million policies converted 87% acceptance rate (80% target) 2,500 independent agents $950 million in premium $45 million in expense savings

Achieving the Balance Veryprofitablegrowth Partnerships

2000 2001* 2002E 2002E 2003E Operating Earnings 43 58 114 107 0 Target 0 0 44 43 165 ($Millions) * 2001 excludes losses from September 11 tragedies and business realignment costs. $155 - $165 $58 $43 $145 - $155 Auto & Home $155 - $175 Risk Based Capital Economic Capital Reported Operating Earnings Estimated Operating Earnings

2003E Operating Earnings 2002 Estimate $145 - $155 Lower Non-Catastrophe Loss Ratio Return to Average Catastrophe Losses Lower Expense Ratio Lower N.Y. Assigned Risk Cost Reduced Investment Income 2003 Estimate $155 - $175 ($Millions, economic capital basis)

Pricing Actions Auto Home 2001 0.11 0.18 2002 0.12 0.26 2003E 0.08 0.2

--------- 2001 --------- --------- 2002 --------- --------- 2003 ---------- Average Earned Premium - Auto 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 East 690.84 695.8 703.67 711.56 722.65 739.42 755.52 774.36 793.41 810.73 827.31 844.63 Auto Average Earned Premium

Average Earned Premium - Homeowners --------- 2001 --------- --------- 2002 --------- --------- 2003 ---------- 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 East 490.23 500.41 512.98 527.4 544.71 561.77 584.81 611.95 641.12 669.74 699.46 728.74 Homeowners Average Earned Premium

Customer Retention Auto 2001 0.89 2002 Plan 0.85 2002E 0.87 2003E 0.85

Lowest < Risk Quality Segments > Highest 2002 Customer Retention Auto 2001 0.79 2002 Plan 0.82 2002E 0.86 2003E 0.9

2003 Premium Drivers Average Earned Premium +13% Earned Exposures -7% Premium +5% Premium Increase: $125 - $150 million

1996-2001 2002E 2003E East 0.2803 0.2593 0.27 West 30.6 38.6 34.6 North 45.9 46.9 45 Automobile Frequency

Severity ----------- 2001 ----------- ----------- 2002 ----------- ----------- 2003 ------------ Home Auto $ Per Claim Actual Estimated

2003 Non-Catastrophe Loss Drivers Frequency +4% Severity +6% Average Earned Premium +13% Loss Ratio Improvement 1pp Earnings Improvement $17 - $27 ($Millions)

2003E Operating Earnings 2002 Estimate $145 - $155 Lower Non-Catastrophe Loss Ratio 17 - 27 Return to Average Catastrophe Losses Lower Expense Ratio Lower N.Y. Assigned Risk Cost Reduced Investment Income 2003 Estimate $155 - $175 ($Millions, economic capital basis)

Reduced Volatility Exposure Management Hurricane Earthquake Wind and hail Reinsurance Expanded traditional reinsurance cover Added supplemental aggregate cover

2003E Earnings Impact: ($20 - $30) million Catastrophe Loss Ratio 1996-2001 2002E 2003E East 0.03 0.02 0.03

2003E Operating Earnings 2002 Estimate $145 - $155 Lower Non-Catastrophe Loss Ratio 17 - 27 Return to Average Catastrophe Losses (20 - 30) Lower Expense Ratio Lower N.Y. Assigned Risk Cost Reduced Investment Income 2003 Estimate $155 - $175 ($Millions, economic capital basis)

Expense Ratio 2000 2001 2002E 2003E 2004E 0.398 0.378 0.365 0.36 0.356 2003E Earnings Improvement: $12 - $20 million Note: Expense ratio includes claim expenses.

2003E Operating Earnings 2002 Estimate $145 - $155 Lower Non-Catastrophe Loss Ratio 17 - 27 Return to Average Catastrophe Losses (20 - 30) Lower Expense Ratio 12 - 20 Lower N.Y. Assigned Risk Cost Reduced Investment Income 2003 Estimate $155 - $175 ($Millions, economic capital basis)

New York Assigned Risk Costs 2001 2002E 2003E 13 44 37.5 ($Millions) 2003E Earnings Improvement: $5 - $9 million

2003E Operating Earnings 2002 Estimate $145 - $155 Lower Non-Catastrophe Loss Ratio 17 - 27 Return to Average Catastrophe Losses (20 - 30) Lower Expense Ratio 12 - 20 Lower N.Y. Assigned Risk Cost 5 - 9 Reduced Investment Income 2003 Estimate $155 - $175 ($Millions, economic capital basis)

2003E Operating Earnings 2002 Estimate $145 - $155 Lower Non-Catastrophe Loss Ratio 17 - 27 Return to Average Catastrophe Losses (20 - 30) Lower Expense Ratio 12 - 20 Lower N.Y. Assigned Risk Cost 5 - 9 Reduced Investment Income (4 - 6) 2003 Estimate $155 - $175 ($Millions, economic capital basis)

Achieving the Balance Veryprofitablegrowth Partnerships

Partnerships Attracting New Customers Asset Retention Collaborations

Attracting New Customers Group Auto & Home Nearly one-third of Voluntary Benefits' $3 billion of revenues 800+ relationships with corporations with 1,000+ employees Sales team sold other group products in 2002 4 Long Term Care cases 87 Hyatt Legal Services cases High transaction business attracts employees to MyBenefits portal

Texas Life Small Business Center Attracting New Customers Independent Agent Financial Services

1999 2000 2001 2002 Goal 2002 as of Sept 3.7 14.3 25.5 30 18.5 1999 2000 2001 2002E 3.7 14.3 25.5 27 Asset Retention Structured Settlements

Collaborations Claims Management Dental Disability Customer Retention Facilitate Institutional Relationships

Group Institutional Relationships Financial Services for Independent Agents Structured Settlements Career Agents Talent and Expertise Customer Retention Claims Management Earnings Diversification

MetLife Auto & Home Achieving the Balance Top line growth Combined ratio under 100% 15% operating return on equity Sustained 10%-15% operating earnings growth Forward momentum 2003+

$155 million MetLife Auto & Home Operating Earnings

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U.S. Insurance & Financial Services Businesses

Agenda Strategic Overview Sales, Distribution & Expense Management MetLife Investors Annuity Products Financial Review

Institutional Business Individual Business U.S. Insurance & Financial Services Businesses

Transition Plan Goals Open communication lines Leverage - people, process and technology Increase sales and revenues Streamline the organization; become more efficient; react faster; integrate customer friendly service and products Achieve significant expense savings Accelerate technology enhancements Bolster product development

U.S Insurance & Financial Services Businesses People Process Products eBusiness Technology Leverage and Harvest Across Individual and Institutional Business Under a Common Leadership

MET AET CI UNM PRU HIG JHF Life 5.3 1 1.4 1.2 2.5 1.1 0.48 Dental 2.4 3.5 2.3 0 0 0 0 Disability 1.2 0.6 0.8 2.4 0.4 0.8 0 LTC 0.2 0 0 0.1 0 0 0.1 Auto & Home 0.6 0 0 0 0 0.2 0 U.S. Group Non-Medical Insurance 1999 In-Force Premiums & Equivalents Source: Life (AM Best), Disability (LIMRA), Dental (IBIS), LTC (IBIS), Auto & Home (IBIS) ($Billions) We Stand Alone

MET CI AET PRU UNM HIG JHF Life 6.18 1.71 0.95 3.35 1.26 1.29 0.48 Dental 2.94 2.43 2.88 0 0 0 0 Disability 1.46 0.87 0.57 0.52 2.5 0.94 0 LTC 0.18 0 0.04 0.01 0.07 0 0.1 Auto & Home 0.69 0 0 0 0 0.15 0 U.S. Group Non-Medical Insurance 2000 In-Force Premiums & Equivalents Source: Life (AM Best), Disability (LIMRA), Dental (IBIS), LTC (IBIS), Auto & Home (IBIS) ($Billions) We Stand Alone

MET CI PRU UNM AET HIG PFG Life 7.001 1.413 3.731 1.416 0.959 1.845 0.229 Dental 3.428 2.9 0 0 2.487 0 0.466 Disability 1.519 0.914 0.547 2.626 0.552 1.063 0.112 LTC 0.21 0 0.016 0.09 0.053 0 0 Auto & Home 0.734 0 0.1 0 0 0.2 0 U.S. Group Non-Medical Insurance 2001 In-Force Premiums & Equivalents Source: Life (AM Best), Disability (LIMRA), Dental (IBIS), LTC (IBIS), Auto & Home (IBIS) ($Billions) We Stand Alone

2000 2001 MetLife 8.6 9.4 UHC 7.7 6.7 CIGNA 6.5 6.6 Prudential 5.6 5.2 Unum 3.9 4.3 HCS (Blue) 3.4 4 Aetna 3.5 4 Hartford 2.5 3.2 Guardian 2.9 2.9 Fortis 2.9 2.9 Humana 3 2.7 Principal 2.5 2.4 BC/BS FL 1.7 1.9 AEGON 1.9 1.9 AIG 1.5 1.8 WellPoint 1.3 1.8 U.S. Group Life and Accident & Health Direct Premiums & Deposit-Type Funds ($Billions) Source: AM Best from Statutory Filings. Group Life includes term, GUL, GVUL, and group COLI/BOLI. Group Accident & Health includes AD&D, BTA, medical, dental, disability, LTC, critical illness, cancer, etc. MetLife's Group Life and Health Growth of Nearly $1 Billion was the Highest Among the Competition in 2001

General Account Liabilities Separate Account Liabilities $31.6B $29.9B Retirement & Savings 1999 $61.5B Assets

$32.0B $28.2B Retirement & Savings 2000 $60.2B Assets General Account Liabilities Separate Account Liabilities

$33.5B $24.7B Retirement & Savings 2001 $58.2B Assets General Account Liabilities Separate Account Liabilities

Assets = $6B Assets = $64B Assets at September 30, 2002 Breadth - Our Diversity Makes Us Strong

Benchmarks Rank Sales Reps/Agents #1 Life Insurance In-Force #1 Life Insurance Sales #2 Variable Life Insurance Sales #2 Variable Annuity Sales #4 Individual Business Stands Alone Source: Number of Reps/Agents and Life Insurance In-Force according to AM Best as of year-end 2001; Life Insurance Sales according to LIMRA as of 9/30/02 YTD; Variable Life Insurance Sales according to LIMRA as of 9/30/02 YTD; and Variable Annuity Sales according to VARDS as of 9/30/02 YTD.

Individual Business Phase I Common Platform Technology Investments Financial HR & Legal R Marketing Products Pricing Distribution

Individual Business Phase II Marketing Products Pricing Common Platform Technology Investments Financial HR & Legal R Distribution

Agenda Strategic Overview Sales, Distribution & Expense Management MetLife Investors Annuity Products Financial Review

Full Year 3Q YTD ($Millions) 2000 2001 Change 2001 2002 Change Variable $498 $659 32% $518 $326 -37% Universal 37 112 203% 44 197 348% Whole 148 134 -9% 91 97 7% Term 43 58 35% 38 57 50% Subtotal $726 $963 33% $691 $677 -2% Less: COLI/BOLI 203 228 173 52 Total $523 $735 41% $518 $625 21% First Year Life Premiums and Deposits - QFS

Full Year Change 3Q YTD Change ($Millions) 2000 2001 MetLife LIMRA 2001 2002 MetLife LIMRA Variable $318 $308 -3% -12% $219 $168 -23% -20% Universal 22 44 100% 18% 20 74 270% 32% Whole 102 98 -4% 5% 67 76 13% 12% Term 30 59 97% -9% 40 53 33% 16% Total $472 $509 8% -3% $346 $371 7% 3% Life Product Sales - LIMRA Basis

Life Product Sales Broad product line Historical focus on variable product Successful shift to fixed product in challenging environment Well-positioned for future success

Full Year Change 3Q YTD Change ($Millions) 2000 2001 MetLife LIMRA 2001 2002 MetLife LIMRA Variable $4,347 $4,471 3% -19% $3,201 $4,538 42% 6% Fixed 1,174 1,205 3% 36% 712 1,003 41% 60% Total $5,521 $5,676 3% -3% $3,913 $5,541 42% 27% MLI $1,341 $1,776 32% - $1,073 $2,338 118% - Other 4,180 3,900 -7% - 2,840 3,203 13% - Total $5,521 $5,676 3% -3% $3,913 $5,541 42% 27% Annuity Deposits - QFS

MLFS 6,501 6,037 6,063 NEF 3,023 3,207 3,053 GenAm* 278 443 600 MLR 458 441 376 Other 1,147 844 869 Total 11,407 10,972 10,961 * Reflects new minimum production standard of $12,500 in first-year commissions. Salespower Dec. 31, Dec. 31, Sept. 30, 2000 2001 2002 (# of agents)

Agent Distribution Strategy Continued commitment to agent distribution Increasing agent productivity Strengthen recruiting and training Enhance value proposition - make it easier to do business with MetLife

2000 2001 2002E Insurance expenses $2,672 $2,623 $2,649 DAC capitalization (925) (1,002) (1,168) Net $1,747 $1,621 $1,481 Net reduction $ 140 Broker-dealer credits (30) Net expense savings $ 110 2002 Expense Reduction ($Millions)

2001-2002E Savings Employee compensation $ 50 Operational efficiencies 50 Improved facilities and asset management 40 IT development 25 Consulting, travel, temps & TPAs 20 Distribution efficiencies 10 Advertising and marketing 10 Other 15 Total gross expense reduction $220 DAC and capitalization effects (15) Increase in pension & post-retirement benefit costs (95) Net expense savings $110 2002 Expense Reduction ($Millions)

2003 Expense Strategy Realign organization to achieve greater efficiencies

Individual Business Phase II Marketing Products Pricing Common Platform Technology Investments Financial HR & Legal R Distribution

2003 Expense Strategy Realign organization to achieve greater efficiencies Eliminate expense associated with marginal producers Continue disciplined review of all expenses

($Millions) Total gross expense reduction $ 120 DAC and capitalization effects (5) Increase in pension and post-retirement benefit costs and expensing of stock options (100) Targeted net savings $ 15 Targeted 2003 Expense Savings

Summary Strong life and annuity sales in difficult environment Profit and growth-oriented distribution strategy Commitment to expense reduction

Agenda Strategic Overview Sales, Distribution & Expense Management MetLife Investors Annuity Products Financial Review

MetLife Investors Group Management Direction New executive management team - July 2002 Organizational stability and growth Expanding activity with existing relationships Restructured MetLife Investors into a focused marketing and sales organization Disciplined expense management

MetLife Investors Group Total Annuity Deposits 1st Qtr Variable 1713.5 Fixed 625.1 1st Qtr Variable 682.6 Fixed 390.1 36% 27% 64% 73% YTD September 2001 $1,073 YTD September 2002 $2,338 Variable Annuity Fixed Annuity $390 $683 $1,714 $624 ($Millions)

MetLife Investors Group Total Annuity Deposits by Channel 1st Qtr Broker Dealer 1647 Wirehouse 134.1 Bank 333.6 Other 223.9 1st Qtr Broker Dealer 603.6 Wirehouse 0 Bank 214.4 Other 254.7 24% 14% 56% 70% YTD September 2001 $1,073 YTD September 2002 $2,338 20% 10% 6% Wirehouse Broker Dealer Banks Other* * Other includes MetLife stockbrokers and public services $255 $604 $1,646 $334 ($Millions) $214 $134 $224

MetLife Investors Group Total Firm Deposits 1st Qtr Top 3 0.41 All Other 0.59 1st Qtr Top 3 0.64 All Other 0.36 YTD September 2001 $1,073 million YTD September 2002 $2,338 million Top 3 Firms All Others

MetLife Investors Group Total Annuity Deposits by Quarter 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 Variable 157.7 235.4 289.5 401.7 523.8 546.1 643.6 Fixed 131.1 110 149 301 165 141 318 $289 $345 $439 $703 $689 $687 $962

Reasons for Business Success Brand loyalty Institutional relationships Financial strength and pricing power Ability to develop proprietary products Easy to do business with MetLife Investors

MetLife Investors Group Business Drivers December October % 2001 2002 Change Annuity Wholesalers 39 64 64% Sales Desk Personnel 48 54 13% Selling Agreements 157 341 117% Appointed Reps 33,579 45,123 34% Est. Total Available Reps 56,000 142,000 154%

MetLife Investors Group Managing Expenses 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 East 0.1157 0.0981 0.0725 0.0512 0.035 0.0351 0.0204 Ratio of Operating Expenses to Total Deposits

MetLife Investors Group 2003 Strategies Increase sales penetration with existing relationships Achieve 2003 sales goal of $5 billion in annuity deposits Increase number of wholesalers to 85 - 90 Increase number of selling agreements to 400 - 450 Develop life insurance wholesale distribution organization Continue disciplined expense management

Agenda Strategic Overview Sales, Distribution & Expense Management MetLife Investors Annuity Products Financial Review

Annuity Products Sales Results How We Achieved Results Economic Dynamics New Fixed Annuity Product Future Annuity Developments

1999 2000 2001 2002E East 4548 5521 5676 7500 CAGR 17.4% - 18.1% Annuity Deposits $7,350 - $7,500

MLFS MLI NEF MLR GenAm 0.35 0.38 0.11 0.13 0.03 Annuity Deposits by Distribution Channel Note: Percentages based on October 2002 YTD deposits.

SOURCE: VARDS Top Variable Annuity Issuer Sales 2000 Rankings AIG Companies 1 Hartford 2 TIAA-CREF 3 Nationwide 4 American Skandia 5 ING Companies 6 AXA Financial 7 Travelers 8 Pacific Life 9 SunLife (Can) 10 MetLife Enterprise 12 2001 Rankings AIG Companies 1 TIAA-CREF 2 Hartford 3 Nationwide 4 ING Companies 5 AXA Financial 6 MetLife Enterprise 7 Pacific Life 8 Lincoln 9 Travelers 10 2002 Q3 YTD Ranking TIAA-CREF 1 Hartford 2 AIG Companies 3 MetLife Enterprise 4 AXA Financial 5 ING Companies 6 AEGON 7 Nationwide 8 Lincoln 9 Pacific Life 10 Variable Annuity Market Position

Enterprise Variable Annuity Product Innovation New "Enterprise Variable Annuity Common Platform" Introduction of 6 share classes or pricing structures for consumers Introduction of a family of optional insurance protection riders including minimum death benefits and living benefits Introduction of enhanced dollar cost averaging Revised and refreshed investment choices for consumers

Our Investment Partners

Guaranteed Minimum Death Benefit Risk Total annuity account balance $ 47,167 Total account balance with GMDB provisions $ 30,192 Account balance of policies where death benefit > account value $ 10,700 Net amount at risk (death benefit less account value) $ 1,587 Death benefits paid (pre-tax) $ 2.6 Avg. level of S&P 500 during quarter 1132 6/30/02 3/31/02 9/30/02 ($Millions) Account balance is the fixed and separate fund of annuities that have guaranteed minimum death benefit provisions. $ 45,974 $ 28,920 $ 14,637 $ 2,768 $ 5.6 1071 $ 44,465 $ 27,191 $ 15,327 $ 4,577 $ 10.0 895

Guaranteed Minimum Income Benefit Risk Link between accumulation and retirement income Late market entrant with GMIB rider $1.6 billion account value elected GMIB Net amount at risk currently zero Eight years until first opportunity to annuitize the benefit Reserve a portion of the fee

Enterprise Fixed Annuity Product Innovation New "Enterprise Fixed Annuity Common Platform" Franchise specific designs Proprietary bank products Limited market value adjustment (MVA) feature Innovative optional benefits: Earnings Preservation Benefit to cover taxes at death Liquidity feature Principal guarantee

Annuity Future Developments Monitor and refresh investment offerings Enhanced dollar cost averaging popularity Pricing power on minimum living & death benefits Next wave of guarantees: guaranteed minimum account balance guaranteed withdrawal programs Movement toward lower fixed annuity distribution costs resulting in lower gross spreads

Agenda Strategic Overview Sales, Distribution & Expense Management MetLife Investors Annuity Products Financial Review

1999 2000 2001 3Q01YTD 3Q02YTD 5735 6543 6318 4632 4595 CAGR 5.0% (0.8%) ($Millions) Individual Business Premiums & Fees Note: Includes Other revenues.

1999 2000 2001 3Q01YTD 3Q02YTD 11484 14189 14255 10149 11617 CAGR 11.4% 14.5% ($Millions) Individual Business Premiums & Deposits

2000 2001* 2002E 2002E 2003E Operating Earnings 781 735 596 554 0 Target 0 0 172 158 710 Individual Business ($Millions) * 2001 excludes losses from September 11 tragedies, business realignment costs and costs associated with establishment of a policyholder liability for New England Financial. $781 $735 $760 - $775 $705 - $720 $695 - $725 Risk Based Capital Economic Capital Reported Operating Earnings Estimated Operating Earnings

1999 2000 2001 3Q01YTD 3Q02YTD 4151 4502 4389 3179 3167 Traditional Life Premiums & Fees ($Millions) (0.4%) CAGR 2.8% Note: Includes Other revenues.

Q1 1999 Q2 1999 Q3 1999 Q4 1999 1999 Q1 2000 Q2 2000 Q3 2000 Q4 2000 2000 Q1 2001 Q2 2001 Q3 2001 Q4 Proj 2001 Proj 2002 Yield 0.0628 0.0664 0.0676 0.0668 0.0663 0.0668 0.0692 0.0742 0.0712 0.0705 0.0689 0.0682 0.0683 0.0638 0.0673 0.0624 Crediting Rate 0.0524 0.056 0.0556 0.0552 0.0551 0.0564 0.058 0.0612 0.06 0.059 0.0579 0.0519 0.05 0.0474 0.0518 0.0487 Spread 0.0104 0.0104 0.012 0.0116 0.0112 0.0104 0.0112 0.013 0.0112 0.0115 0.011 0.0163 0.0183 0.0164 0.0155 0.0137 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 4Q02E VL/UL 0.054 0.058 0.06 0.063 0.063 0.06 0.064 0.064 Traditional 0.068 0.065 0.065 0.065 0.065 0.064 0.061 0.064 Variable Annuities 0.081 0.077 0.081 0.073 0.078 0.079 0.083 0.085 Fixed Annuities 0.135 0.112 0.098 0.088 0.094 0.093 0.097 0.099 Traditional Life Lapses & Surrenders

2000 2001* 3Q01YTD* 3Q02YTD 3Q02YTD Operating Earnings 459 363 278 322 304 ($Millions) * 2001 excludes losses from September 11 tragedies and business realignment costs. $459 $363 $278 $304 Risk Based Capital Economic Capital $322 Traditional Life Operating Earnings

1999 2000 2001 3Q01YTD 3Q02YTD 615 790 828 617 698 Variable & Universal Life Premiums & Fees ($Millions) 13.1% CAGR 16.0% Note: Includes Other revenues.

Q1 1999 Q2 1999 Q3 1999 Q4 1999 1999 Q1 2000 Q2 2000 Q3 2000 Q4 2000 2000 Q1 2001 Q2 2001 Q3 2001 Q4 Proj 2001 Proj 2002 Yield 0.0628 0.0664 0.0676 0.0668 0.0663 0.0668 0.0692 0.0742 0.0712 0.0705 0.0689 0.0682 0.0683 0.0638 0.0673 0.0624 Crediting Rate 0.0524 0.056 0.0556 0.0552 0.0551 0.0564 0.058 0.0612 0.06 0.059 0.0579 0.0519 0.05 0.0474 0.0518 0.0487 Spread 0.0104 0.0104 0.012 0.0116 0.0112 0.0104 0.0112 0.013 0.0112 0.0115 0.011 0.0163 0.0183 0.0164 0.0155 0.0137 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 4Q02E VL/UL 0.054 0.058 0.06 0.063 0.063 0.06 0.064 0.064 Traditional 0.068 0.065 0.065 0.065 0.065 0.064 0.061 0.064 Variable Annuities 0.081 0.077 0.081 0.073 0.078 0.079 0.083 0.085 Fixed Annuities 0.135 0.112 0.098 0.088 0.094 0.093 0.097 0.099 Variable & Universal Life Lapses & Surrenders

Variable & Universal Life Interest Spread 4Q00 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 Portfolio Yield 0.0723 0.0738 0.0765 0.0744 0.0732 0.0729 0.0747 0.0741 Crediting Rate 0.0602 0.0598 0.0612 0.0603 0.0607 0.058 0.0585 0.0577 Interest Spread 0.0121 0.014 0.0153 0.0141 0.0125 0.0149 0.0162 0.0164

2000 2001* 3Q01YTD* 3Q02YTD 3Q02YTD Operating Earnings 111 130 95 101 87 ($Millions) * 2001 excludes losses from September 11 tragedies and business realignment costs. $111 $130 $95 $87 $101 Variable & Universal Life Operating Earnings Risk Based Capital Economic Capital

1999 2000 2001 3Q01YTD 3Q02YTD 428 591 492 361 341 CAGR 7.2% (5.5%) ($Millions) Annuities Premiums & Fees Note: Includes Other revenues.

CAGR 11.7% ($Millions) Annuities Premiums & Deposits 1999 2000 2001 3Q01YTD 3Q02YTD 4548 5521 5676 3913 5541 41.6%

Q1 1999 Q2 1999 Q3 1999 Q4 1999 1999 Q1 2000 Q2 2000 Q3 2000 Q4 2000 2000 Q1 2001 Q2 2001 Q3 2001 Q4 Proj 2001 Proj 2002 Yield 0.0628 0.0664 0.0676 0.0668 0.0663 0.0668 0.0692 0.0742 0.0712 0.0705 0.0689 0.0682 0.0683 0.0638 0.0673 0.0624 Crediting Rate 0.0524 0.056 0.0556 0.0552 0.0551 0.0564 0.058 0.0612 0.06 0.059 0.0579 0.0519 0.05 0.0474 0.0518 0.0487 Spread 0.0104 0.0104 0.012 0.0116 0.0112 0.0104 0.0112 0.013 0.0112 0.0115 0.011 0.0163 0.0183 0.0164 0.0155 0.0137 Annuities Surrenders & Withdrawals 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 4Q02E VL/UL 0.054 0.058 0.06 0.063 0.063 0.06 0.064 0.064 Traditional 0.068 0.065 0.065 0.065 0.065 0.064 0.061 0.064 Variable Annuities 0.081 0.077 0.081 0.073 0.078 0.079 0.083 0.085 Fixed Annuities 0.135 0.112 0.098 0.088 0.094 0.093 0.097 0.099

Annuities Interest Spread 4Q00 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02

2000 2001* 3Q01YTD 3Q02YTD 3Q02YTD Operating Earnings 202 202 140 134 119 ($Millions) * 2001 excludes business realignment costs. $202 $202 $140 $119 $134 Annuities Operating Earnings Risk Based Capital Economic Capital

Other Premiums & Fees 1999 2000 2001 3Q01YTD 3Q02YTD 541 660 609 475 389 CAGR 6.1% (18.1%) ($Millions) Note: Includes Other revenues.

2000 2001* 3Q01YTD 3Q02YTD 3Q02YTD Operating Earnings 9 40 35 39 43 ($Millions) * 2001 excludes business realignment costs and costs associated with establishment of a policyholder liability for New England Financial. $9 $40 $35 $43 $39 Other Operating Earnings Risk Based Capital Economic Capital

Individual Business Expense Ratio 1999 2000 2001 3Q01 YTD 3Q02YTD 2002E 2003E 0.137 0.122 0.113 0.119 0.094 0.095 0.08

1999 2000 2001 9/30/2001 9/30/2002 69806 80193 83944 82553 87696 CAGR 9.7% 6.2% ($Millions) General Account Liabilities

1999 2000 2001 9/30/2001 9/30/2002 28828 35486 31274 28124 25617 CAGR 4.2% ($Millions) Separate Account Liabilities (8.9%)

Summary 2002 Substantial expense reductions achieved as promised Increased operating earnings despite significant market declines and increased benefit costs 2003 Continued focus on expense reductions and organizational effectiveness Maintain strong interest margins and focus on operating fundamentals Position organization to leverage products and distribution Achieve operating ROE of 10% - 11%

h a v e y o u m e t l i f e t o d a y ? SM

Institutional Business

Agenda Group Insurance Overview Group Life Non-Medical Health Financial Review Summary Remarks

Segment National Accounts Mid-Market Small Market # Employees 25,000+ 1,000-25,000 2-1000 # Customers 175 3,300 39,000 MetLife's Group Insurance Marketplace

Employee-Paid Voluntary Benefits COLI/BOLI Retiree Coverages Employer-Paid Term Life 2001 Premiums and Fees $4.9B 2001 Assets Under Management $18.0B 2001 Operating Earnings* $298M Group Life Insurance Benefit Solutions * Excludes losses from September 11 tragedies and business realignment costs.

Dental Disability Long Term Care AD&D Legal Plans Non-Medical Health Benefit Solutions * Excludes losses from September 11 tragedies and business realignment costs. 2001 Premiums and Fees $2.8B 2001 Assets Under Management $5.1B 2001 Operating Earnings* $152M

2001 Investor Day Growth Strategies Leveraging our market position with large customers Grow business in mid-market/small market Focus on voluntary benefits

What Happened in 2002? Large Market Let go cases when warranted Added 10+ new customers and 80+ new coverages Mid-Market & Small Market 200+ new customers > 1000 lives 10,000+ new customers < 1000 lives New product and service platform introductions Voluntary Benefits Extension of our core business Premiums and fees top $3 billion

Segment Group Life Non-Medical Health & Other Operating Revenues 4%-6% 14%-18% Operating Earnings 5%-7% 15%-20% 2003-2005 Expected Growth Rates

2003 and Beyond -- How Will We Get There? Top line focus Be the thought leader Grow faster than the market Leverage Individual Business and Institutional Business Bottom line focus Increase underwriting margins Interest margins Control expenses

Summary Large and diverse marketplace Comprehensive product portfolio Consultative customer approach Employer-paid and voluntary business Multiple sources of operating earnings

Agenda Group Insurance Overview Group Life Non-Medical Health Financial Review Summary Remarks

2001 In-Force Premiums & Deposits Source: AM Best, Life/Health Volume 2002, No. 7 ($Millions) MetLife 7001 Prudential 3732 Hartford 1846 Unum 1416 CIGNA 1413 MassMutual 1396 AIG 1037 Aetna 959 We are The Market Leader in Group Life...

Term Life Basic Life Supplemental Life Dependent Life Survivor Income Benefit Insurance Welfare Benefit Funding Life Insurance Funding Accounts Funding Agreements COLI / BOLI Permanent Life Group Universal Life Group Variable Universal Life Special Risk Accidental Death and Dismemberment (AD&D) Supplemental AD&D Dependent AD&D Voluntary AD&D ....Offering the Industry's Most Comprehensive Set of Solutions

We Have a Diverse Business Mix Financial Arrangements 48% Non-Participating 52% Participating Business Segments (% of premium and fees) National Accounts (69%) Mid-Size and Small Markets (31%)

1Q00 2Q00 3Q00 4Q00 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 Actual 0.946 0.937 0.928 0.952 0.97 0.926 0.937 0.936 0.945 0.944 0.933 Term Life Incurred Loss Ratio Disciplined risk selection and pricing Experience and expertise Underwriting is a Core Competency

Almost one-third of American adults do not own life insurance 36% of the "Prime Needs" segment does not own life insurance 30% of households have coverage that's less than 1x annual income 76% of the above felt their coverage was adequate Not Enough Own Life Insurance Those That Do Own, Don't Have Enough MetLife Research: The U.S. Population is Underinsured

The workplace is where most purchases of life insurance are made Helping Employers and Employees Get the Most Out of Their Group Life Plans Providing education and advice Decision support tools Web-enabled self service platform Enhancements which provide value before the time of claim

Assets Under Management Term Life Reserves East 15400 2600 Total Assets = $18.0 billion at December 31, 2001 Term Life Reserves $2.6 billion Assets Under Management $15.4 billion Assets Under Management Welfare Benefits Funding Permanent Life Total Control Account COLI / BOLI Life Insurance Products That Build Assets

Helping Employers Finance Their Post Retirement Benefits Solutions Efficiently Post Retirement Benefits Group Customized solutions to secure retiree non-pension health and welfare benefits Pre-funded assets reduce plan costs and offset liabilities

Special Uses of Life Insurance for Executive Benefits Specialized Benefit Resources Group Customized solutions to executive benefit and liability funding needs Delivering individual and group life products

Further Commitment to the Executive Benefits Marketplace Paragon Life Insurance Company The leading executive carve out solution in the market Combined expertise complements portfolio of solutions

What Differentiates Our Group Life Offerings from the Competition? MetLife is the leader in the category We are primed for steady, profitable growth We offer more competitive solutions We have the opportunity to grow

Agenda Group Insurance Overview Group Life Non-Medical Health Financial Review Summary Remarks

#1 Commercial Dental Carrier Leading Pref. Provider Dentist Network Product Breadth and Customer Mix State-of-the-Art Technology/ Service Platform #1 Short-Term Disability and #2 Long-Term Disability Carrier Diverse Customer and Business Mix Prudent Risk Selection & Pricing Appropriate Claims Management Product Breadth We are the Non-Medical Health Market Leader #1 Group Long Term Care Carrier Selected by Federal Gov't, AARP, National LTC Coalition Emerging Individual Carrier with Strong Distribution Capabilities Significant Potential as Financial Planning Product

Our Dental Promise December 6, 2000 - "We will improve service and reduce costs by leveraging technology to transform the dental claim process."

December 11, 2002 - Dentists are now able to submit claims electronically and receive real time feedback. This promotes improved service and efficiency. Over 20% of dental offices are using some aspect of the system. Our Dental Results... 2000 Claim Intake: vast majority via U.S. mail Manual Processing Telephone Calls Paper Benefit Statements via U.S. mail 2002 Intake Channels now include Web and IVR Auto Adjudication Automated Service Real Time Processing - Notice via Web and IVR

Group Disability: Leveraging Our Unique Business Mix Note: Based on premiums and fees as of September 30, 2002 YTD. Participating Reserve Buyout Administrative Service Only Non-Participating 19 2 10 69

Disability Success in Challenging Environment Prudent risk selection and pricing Closing ratio is 6% Pricing reflects interest rate environment Proactive renewal strategy Appropriate claims handling Focus on approving meritorious claims Leveraging clinical resources Industry leading Social Security advocacy Return-to-work partnerships

2002 Renewal Actions Optimizing Performance Through Proactive Repricing in the Mid-Market Renewed 374 +10% Cancelled 130 +51% Undecided 54 +23% Total 558 Number of Customers Rate Action

Group Disability Morbidity Incurred Loss Ratio 1999 2000 2001 3Q02YTD East 0.951 0.973 1.021 0.981

Long Term Care: Why the Federal Government Chose Us Experience Capacity Financial strength Brand recognition Breadth of education and marketing plan

LTC: Strong Individual Distribution Capabilities to Drive Growth Small Business Center

Well-Positioned to Grow Profitably Product breadth Unparalleled distribution capabilities Prudent and competitive pricing Technology-enabled administrative platforms Strong service and claims management

Agenda Group Insurance Overview Group Life Non-Medical Health Financial Review Summary Remarks

1999 2000 2001 3Q01YTD 3Q02YTD 6636 8097 8529 6431 7022 CAGR 13.4% 9.2% ($Millions) Institutional Business Premiums & Fees Note: Includes Other revenues.

2000 2001* 2002E 2002E 2003E Operating Earnings 610 828 719 749 0 Target 0 0 223 233 1050 $935 - $950 $828 $610 $975 - $990 ($Millions) * 2001 excludes losses from September 11 tragedies and business realignment costs. Institutional Business $1,030 - $1,070 Risk Based Capital Economic Capital Reported Operating Earnings Estimated Operating Earnings

1999 2000 2001 3Q01YTD 3Q02YTD 3986 4498 4927 3729 3829 CAGR 11.2% 2.7% ($Millions) Group Life Premiums & Fees Note: Includes Other revenues.

Group Life Interest Spread 4Q00 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 Portfolio Yield 0.0712 0.0689 0.0682 0.0683 0.0658 0.0621 0.0605 0.0607 Crediting Rate 0.06 0.0579 0.0519 0.05 0.0481 0.0433 0.0416 0.0416 Interest Spread 0.0112 0.011 0.0163 0.0183 0.0177 0.0188 0.0189 0.0191

2000 2001* 3Q01YTD* 3Q02YTD 3Q02YTD Operating Earnings 234 298 222 226 232 ($Millions) * 2001 excludes losses from September 11 tragedies and business realignment costs. Group Life Operating Earnings $234 $298 $222 $232 $226 Risk Based Capital Economic Capital

Non-Medical Health & Other Premiums & Fees 1999 2000 2001 3Q01YTD 3Q02YTD 1914 2537 2814 2123 2320 CAGR 21.3% 9.3% ($Millions) $2,814 Note: Includes Other revenues.

Non-Medical Health & Other Interest Spread 4Q00 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 Portfolio Yield 0.0815 0.0779 0.0764 0.0787 0.0782 0.08 0.0781 0.0754 Crediting Rate 0.0586 0.0617 0.0613 0.0615 0.0607 0.0605 0.0587 0.0589 Interest Spread 0.0229 0.0162 0.0151 0.0172 0.0175 0.0195 0.0194 0.0165

2000 2001* 3Q01YTD* 3Q02YTD 3Q02YTD Operating Earnings 155 152 117 141 157 ($Millions) * 2001 excludes losses from September 11 tragedies and business realignment costs. $155 $152 $117 $157 $141 Non-Medical Health & Other Operating Earnings Risk Based Capital Economic Capital

Beginning reserve 9/30/01: $98 Claims charged against reserve: 24 Ending reserve 9/30/02: $74 September 11th Disability Reserves ($Millions)

Retirement & Savings Premiums & Fees 1999 2000 2001 3Q01YTD 3Q02YTD 738 1062 788 579 873 CAGR 3.3% ($Millions) 50.8% Note: Includes Other revenues.

Retirement & Savings General Account Liabilities 1999 2000 2001 9/30/2001 9/30/2002 31571 31982 33502 33336 35553 6.7% ($Millions) CAGR 3.0% $35,553

Retirement & Savings Interest Spread 4Q00 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 Portfolio Yield 0.0836 0.0831 0.08 0.0787 0.0831 0.078 0.0779 0.0733 Crediting Rate 0.0725 0.0681 0.0671 0.0666 0.0645 0.0636 0.0621 0.0611 Interest Spread 0.0111 0.015 0.0129 0.0121 0.0186 0.0144 0.0158 0.0122

2000 2001* 3Q01YTD* 3Q02YTD 3Q02YTD Operating Earnings 221 378 269 352 360 ($Millions) * 2001 excludes business realignment costs. $221 $378 $269 $360 $352 Retirement & Savings Operating Earnings Risk Based Capital Economic Capital

Business Realignment Update Discontinued large market 401(k) record-keeping operations Total of 454 positions to be eliminated Eliminated 360 positions through November 30, 2002 Expect to eliminate 44 by year-end and 5 in 2003 at completion of large market exit Retained 45 highly rated individuals Discontinued certain externally managed, guaranteed index separate account products - completed in 2001 Increased 2002 full year operating earnings by approximately $30 million after-tax

Institutional Business Expense Ratio 1999 2000 2001 3Q02YTD 0.198 0.17 0.163 0.146

Summary 2002 has been another outstanding year for Institutional Business Strong growth relative to market Strong operating performance in all core products 2003 will be even better Revenue growth faster than the market Operating earnings growth will exceed premium and fee growth Operating earnings improvements will be achieved despite increased benefit costs and strong 2002 underwriting results Operating ROE of 20% - 21%

Agenda Group Insurance Overview Group Life Non-Medical Health Financial Review Summary Remarks

The time is now

The Place is MetLife

our passion is to win

Presentation of Quarterly Operating Earnings on
Risk Based Capital and Economic Capital Allocation Basis
for the Quarterly Reporting Periods
March 31, 2000 – September 30, 2002

As discussed at its 2002 Investor Day, MetLife, Inc. will be changing its capital allocation methodology beginning in 2003 from one utilizing risk based capital to one based on economic capital. Such a change in the capital allocation methodology will affect investment income and operating earnings by segment prospectively. The following tables are provided to reflect the impact this change would have had on these results for the historical periods presented. The financial results presented below on a risk based capital basis were previously reported in the Company’s Quarterly Financial Supplements for the applicable periods. The economic capital-based results in the tables reflect the change in the capital allocated to each segment and the resulting changes in investment income.

The tables are provided for the convenience of the users of our financial information and are for illustrative purposes only. They do not reflect, nor does the Company intend in the future to effect, a restatement of its results for such historical periods on an economic capital basis.

FOR INFORMATIONAL PURPOSES ONLY
2000 Operating earnings — presented on Economic Capital Basis
(Changes investment income and operating earnings by segment)
($Millions)

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter

	RBC	EC	RBC	EC	RBC	EC	RBC	EC
Individual Business
Traditional Life	$101	$79	$98	$76	$105	$83	$155	$132
Variable & Universal Life	32	28	23	19	35	31	21	16
Annuities	60	53	69	62	48	42	25	18
Other	3	3	4	5	6	6	(3)	(4)

Total Individual Business	196	163	194	162	194	162	198	162

Institutional Business
Group Life	62	68	61	67	63	69	48	55
Retirement & Savings	45	54	47	56	58	67	71	80
Non-Medical Health & Other	33	40	40	47	38	45	44	51

Total Institutional Business	140	162	148	170	159	181	163	186

Auto & Home
Auto	8	7	10	8	22	20	7	8
Property	(7)	(6)	(22)	(22)	(17)	(16)	24	24
Other	7	7	(1)	—	5	6	6	6

Total Auto & Home	8	8	(13)	(14)	10	10	37	38

International	11	8	7	4	5	2	3	—

Reinsurance	22	17	9	4	16	11	25	20

Asset Management	11	14	10	13	9	12	3	6

Corporate, Other & Eliminations	(9)	7	19	35	(9)	6	(25)	(8)

Total Operating Earnings	$379	$379	$374	$374	$384	$384	$404	$404

FOR INFORMATIONAL PURPOSES ONLY
2001 Operating earnings — presented on Economic Capital Basis
(Changes investment income and operating earnings by segment)
($Millions)

	First Quarter		Second Quarter		Third Quarter*		Fourth Quarter*

	RBC	EC	RBC	EC	RBC	EC	RBC	EC
Individual Business
Traditional Life	$98	$89	$99	$90	$73	$64	$61	$52
Variable & Universal Life	33	30	32	29	23	21	23	20
Annuities	36	33	47	44	57	54	40	37
Other	16	17	8	9	11	12	(72)	(71)

Total Individual Business	183	169	186	172	164	151	52	38

Institutional Business
Group Life	63	68	76	80	(16)	(10)	75	80
Retirement & Savings	94	95	88	89	87	89	(155)	(154)
Non-Medical Health & Other	38	43	40	45	(44)	(38)	33	38

Total Institutional Business	195	206	204	214	27	41	(47)	(36)

Auto & Home
Auto	(7)	(11)	39	35	25	23	24	23
Property	(16)	(14)	(25)	(26)	(5)	(5)	15	14
Other	(1)	—	(3)	(1)	2	2	4	4

Total Auto & Home	(24)	(25)	11	8	22	20	43	41

International	18	16	11	9	11	9	(8)	(11)

Reinsurance	15	9	16	10	16	10	(1)	(7)

Asset Management	6	9	1	4	2	5	2	5

Corporate, Other & Eliminations	(9)	—	(10)	2	(15)	(9)	(165)	(154)

Total Operating Earnings	$384	$384	$419	$419	$227	$227	$(124)	$(124)

*	Third quarter 2001 includes costs associated with September 11 tragedies. By segment, these costs (after-tax) were as follows: Traditional Life $8 million; Variable & Universal Life $7 million; Group Life $99 million; Non-Medical Health & Other $83 million; Auto $1 million; Property $3 million; and Reinsurance $7 million.

*	Fourth quarter 2001 includes business realignment costs, costs associated with the establishment of a policyholder liability for New England Financial and costs associated with the anticipated resolution of race-conscious underwriting claims. By segment, these costs (after-tax) were as follows: Traditional Life $24 million; Variable & Universal Life $12 million; Annuities $22 million; Individual Business — Other $77 million; Group Life $1 million; Retirement & Savings $264 million; Non-Medical Health & Other $2 million; Auto $1 million; Property $1 million; and Corporate, Other & Eliminations $159 million.

FOR INFORMATIONAL PURPOSES ONLY
2002 Operating earnings — presented on Economic Capital Basis
(Changes investment income and operating earnings by segment)
($Millions)

	First Quarter		Second Quarter*		Third Quarter*		Fourth Quarter

	RBC	EC	RBC	EC	RBC	EC	RBC	EC
Individual Business
Traditional Life	$98	$92	$97	$91	$127	$121
Variable & Universal Life	25	20	36	32	40	35
Annuities	40	35	50	45	44	39
Other	11	12	13	14	15	16

Total Individual Business	174	159	196	182	226	211

Institutional Business
Group Life	68	70	74	76	84	86
Retirement & Savings	114	118	135	137	103	106
Non-Medical Health & Other	53	58	41	46	47	52

Total Institutional Business	235	246	250	259	234	244

Auto & Home
Auto	15	12	17	14	41	37
Property	11	12	15	15	6	6
Other	4	4	4	4	1	2

Total Auto & Home	30	28	36	33	48	45

International	14	8	2	(4)	40	34

Reinsurance	22	16	19	13	23	17

Asset Management	1	3	5	7	1	3

Corporate, Other & Eliminations	(76)	(60)	(4)	14	(70)	(52)

Total Operating Earnings	$400	$400	$504	$504	$502	$502

*	First quarter 2002 includes a $48 million after-tax charge to cover costs associated with the resolution of a federal government investigation of General American Life Insurance Company’s former medicare business. This charge impacted the Corporate, Other & Eliminations segment.

*	Second quarter 2002 includes a $30 million after-tax reduction of a previously established reserve related to the Company’s sales practice class action settlement in 1999. This reserve reduction impacted the Corporate, Other & Eliminations segment.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METLIFE, INC.

	By:	/s/ Gwenn L. Carr

Name: Gwenn L. Carr Title: Vice-President and Secretary

Date: December 11, 2002

Exhibit Index

Exhibit
Number	Exhibit

99.1	Press Release, dated December 11, 2002.